EXHIBIT 99.1

KCAP Financial, Inc. Announces 2012 Financial Results and Announces First Quarter 2013 Dividend

NEW YORK, March 15, 2013 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) announced its 2012 financial results.

Financial Highlights

  Net investment income for the year ended December 31, 2012 was approximately $24.1 million, or $0.93 per share (basic) and $0.89 per share (diluted).

  During the year, KCAP Financial declared total quarterly dividends of $0.94 per share.

  At December 31, 2012, the fair value of KCAP Financial's investments totaled approximately $312.0 million.

  Net asset value per share of $7.85 as of December 31, 2012.

Dayl Pearson, President and Chief Executive Officer of KCAP Financial, noted, "This past year was transformative for us as our acquisition of Trimaran Advisors had a significant positive impact on our profitability. More importantly, the acquisition was critical to our ability to raise a new CLO fund in the fourth quarter of 2012 which restarted the growth of our asset management business."

Operating Results

For the year ended December 31, 2012, we reported total investment income of approximately $38.6 million, as compared to approximately $27.8 million for the year ended December 31, 2011, an increase of 38.7%. Investment income from debt securities increased 32.5% from $9.4 million to $12.5 million, dividends from investments in CLO fund securities increased 46.6% from $14.4 million to $21.1 million, and dividends from our Asset Manager Affiliates increased 146.1% from $1.9 million to $4.7 million. These increases can be attributable to our average invested assets increasing, our investment in the four subordinated debt positions in collateralized loan obligation funds managed by Trimaran Advisors, L.L.C. that we acquired in connection with our acquisition of Trimaran Advisors in February 2012, and the increased asset management dividends from our wholly owned asset manager affiliates (Trimaran Advisors L.L.C. and Katonah Debt Advisors, L.L.C.), primarily as a result of our acquisition of Trimaran Advisors.

For the year ended December 31, 2012, total expenses were higher by approximately $2.5 million as compared to the same period in 2011. This increase is primarily attributed to additional interest expense related to the full year of interest on our convertible senior notes issued in March 2011, and our issuance of senior notes in October 2012.

Net investment income for the years ended 2012 and 2011 was approximately $24.1 million and $15.8 million, or $0.93 and $0.69 per share, respectively. Net realized and unrealized appreciation on investments for the year ended 2012 were approximately $2.0 million, as compared to net realized and unrealized depreciation on investments of $8.1 million in 2011.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $312.0 million as of December 31, 2012.

The composition of our investment portfolio at December 31, 2012 and 2011 at cost and fair value was as follows:

	December 31, 2012			December 31, 2011
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ 1,942,834	$ 1,942,834	1%	$ 229,152	$ 229,152	--%
Money Market Account	30,543,824	30,543,824	10	31,622,134	31,622,134	13
Senior Secured Loan	67,874,565	60,258,885	19	54,045,184	45,259,328	19
Junior Secured Loan	49,646,273	33,486,956	11	58,936,728	47,300,172	20
Mezzanine Investment	--	--	--	10,931,428	11,588,115	5
First Lien Bond	2,928,762	3,000,000	1	--	--	--
Senior Subordinated Bond	2,729,088	2,735,881	1	9,997,898	10,125,891	4
Senior Unsecured Bond	10,798,463	11,185,000	4	--	--	--
CLO Fund Securities	90,146,410	83,257,507	27	66,528,482	48,438,317	20
Equity Securities	18,375,588	8,020,716	3	16,559,610	6,040,895	2
Preferred	400,000	371,160	--	400,000	400,000	--
Asset Manager Affiliates	83,161,529	77,242,000	25	44,338,301	40,814,000	17

Total	$ 358,547,336	$ 312,044,763	100%	$ 293,588,917	$ 241,818,004	100%

¹ Represents percentage of total portfolio at fair value.

At December 31, 2012, our portfolio consisted of investments in 64 companies, including 13 in the subordinated debt of collateralized loan obligation funds. At fair value, 62% of our portfolio consisted of debt investments (loans, bonds and collateralized loan obligation funds), of which 33% were first lien debt, 17% were second lien debt and 50% were subordinated debt.

Liquidity and Capital Resources

At December 31, 2012, we had unrestricted cash and time deposits of approximately $33.2 million, total assets of approximately $319.3 million and stockholders' equity of approximately $207.9 million. Our net asset value per common share was $7.85. As of December 31, 2012, we had $101.4 million of outstanding borrowings at a weighted average fixed rate of interest of 8.19%.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock. In February, 2013 the Company successfully completed a public offering of 5,232,500 shares of common stock, which included the underwriters' full exercise of their option to purchase up to 682,500 shares of common stock, at a price of $9.75 per share, raising approximately $51.0 million in gross proceeds. In conjunction with this offering, the Company also sold 200,000 shares of common stock to a member of its Board of Directors at a price of $9.31125 per share, raising approximately $1.9 million in gross proceeds.

Dividend

Generally, we seek to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by our investment portfolio and any distributions from our asset manager affiliates (Trimaran Advisors and Katonah Debt Advisors). We announced a regular quarterly dividend of $0.28 per share for the quarter ended December 31, 2012. The record date for this dividend was December 28, 2012 and the dividend was paid on January 28, 2013. Tax characteristics of all dividends will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

In addition, our Board of Directors declared a quarterly cash dividend of $0.28 per share of common stock for the quarter ended March 31, 2013. The dividend is payable on April 26, 2013 to shareholders of record at the close of business as of April 5, 2013.

We have adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares of our common stock, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, shareholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

We will hold a conference call on Monday, March 18, 2013 at 9:00 a.m. Eastern Daylight Time to discuss our 2012 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast.

The conference call dial-in number is (866) 757-5630. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 12:00 p.m. Eastern Daylight Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. Eastern Daylight Time on March 18, 2013 until 11:59 p.m. Eastern Daylight Time on March 24, 2013. The dial in number for the replay is 855-859-2056 and the conference ID is 22073405.

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements. The matters discussed in this press release that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

KCAP FINANCIAL, INC.
BALANCE SHEETS

	As of December 31, 2012	As of December 31, 2011

ASSETS
Investments at fair value:
Time deposits (cost: 2012 - $1,942,834; 2011 - $229,152)	$ 1,942,834	$ 229,152
Money market account (cost: 2012 - $30,543,824; 2011 - $31,622,134)	30,543,824	31,622,134
Debt securities (cost: 2012 - $134,377,151; 2011 - $134,311,238)	111,037,882	114,673,506
CLO Fund securities managed by non-affiliates (cost: 2012 - $10,487,023; 2011 - $9,370,482)	3,725,924	3,110,367
CLO Fund securities managed by affiliates (cost: 2012 - $79,659,387; 2011 - $57,158,000)	79,531,583	45,327,950
Equity securities (cost: 2012 - $18,375,588; 2011 - $16,559,610)	8,020,716	6,040,895
Asset manager affiliates (cost: 2012 - $83,161,529; 2011 - $44,338,301)	77,242,000	40,814,000
Total Investments at Fair Value (cost: 2012 - $358,547,336; 2011 - $293,588,917)	312,044,763	241,818,004
Cash	738,756	2,555,259
Interest receivable	697,349	522,578
Accounts receivable	2,210,869	859,156
Due from affiliates	—	3,517
Other assets	3,568,736	2,375,147

Total Assets	$ 319,260,473	$ 248,133,661

LIABILITIES
Convertible senior notes	60,000,000	60,000,000
Senior notes	41,400,000	—
Accounts payable and accrued expenses	2,581,432	3,527,682
Dividend payable	7,403,382	4,080,037

Total Liabilities	$ 111,384,814	$ 67,607,719

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 26,470,408 and 22,992,211 common shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	$ 264,382	$ 226,648
Capital in excess of par value	310,566,503	284,571,466
Accumulated undistributed net investment income	103,484	821,904
Accumulated net realized losses	(56,035,375)	(52,802,400)
Net unrealized depreciation on investments	(47,023,335)	(52,291,676)

Total Stockholders' Equity	$ 207,875,659	$ 180,525,942

Total Liabilities and Stockholders' Equity	$ 319,260,473	$ 248,133,661

NET ASSET VALUE PER COMMON SHARE	$ 7.85	$ 7.85
KCAP FINANCIAL, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2012	2011	2010

Investment Income:
Interest from investments in debt securities	$ 12,504,569	$ 9,438,493	$ 14,409,069
Interest from cash and time deposits	5,741	21,938	21,531
Dividends from investments in CLO fund securities managed by non-affiliates	1,861,263	1,949,360	1,837,024
Dividends from investments in CLO fund securities managed by affiliates	19,207,401	12,413,797	8,371,007
Dividends from asset manager affiliates	4,700,000	1,910,000	4,500,000
Capital structuring service fees	304,882	86,057	215,233
Other Income	—	2,000,000	—

Total investment income	38,583,856	27,819,645	29,353,864

Expenses:
Interest and amortization of debt issuance costs	6,976,018	4,588,482	7,088,202
Compensation	3,172,814	3,907,900	3,322,895
Professional fees	2,453,945	2,010,253	5,411,499
Insurance	546,989	493,305	419,942
Administrative and other	1,343,677	987,381	1,214,207

Total expenses	14,493,443	11,987,321	17,456,745

Net Investment Income before Income Tax Expense	24,090,413	15,832,324	11,897,119
Net Investment Income	24,090,413	15,832,324	11,897,119
Realized And Unrealized Gains (Losses) On Investments:
Net realized loss from investment transactions	(3,232,975)	(18,476,608)	(17,862,984)
Net change in unrealized appreciation (depreciation) on:
Debt securities	(3,701,536)	15,864,850	9,196,912
Equity securities	163,843	(1,724,319)	(1,142,038)
CLO fund securities managed by affiliates	8,316,279	(4,420,194)	3,079,974
CLO fund securities managed by non-affiliates	2,884,983	1,058,464	894,877
Asset manager affiliates investments	(2,395,228)	(484,973)	(20,352,537)

Total net unrealized gain (loss) from investment transactions	5,268,341	10,293,828	(8,322,812)
Net realized and unrealized appreciation (depreciation) on investments	2,035,366	(8,182,780)	(26,185,796)

Net Increase (Decrease) In Stockholders' Equity Resulting From Operations	$ 26,125,779	$ 7,649,544	$ (14,288,677)

Net Increase (Decrease) in Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$ 1.00	$ 0.33	$ (0.63)
Diluted:	$ 0.95	$ 0.33	$ (0.63)
Net Investment Income Per Common Share:
Basic:	$ 0.93	$ 0.69	$ 0.53
Diluted:	$ 0.89	$ 0.69	$ 0.53

Weighted Average Shares of Common Stock Outstanding—Basic	26,011,517	22,868,648	22,598,185
Weighted Average Shares of Common Stock Outstanding—Diluted	33,379,594	22,880,674	22,598,185
CONTACT: KCAP Financial, Inc.
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com